UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011

MUSTANG ALLIANCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800

 (Address of principal executive offices)

(888) 251-3422

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Referenced is hereby made to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010.

On February 22, 2010, Mustang Alliances, Inc. (the “Company”) entered into a Lease Agreement (the "Lease Agreement") with Campania Minera Cerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”) and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which the Company exercised its option to acquire exclusive rights to properties known as Corpus I, II, and III concessions and the Potosi concession and the Potosi ground lease (collectively, referred to herein as the “Property”).

The Lease Agreement continues until the Honduras government grants Cerros the right to assign the Property to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in Property. The shares issued by the Company to Mayan Gold represent and additional interest of 15.72% of the issued and outstanding share capital of the Company to Mayan Gold. As further consideration for the rights granted, we agreed to pay Cerros an annual sum of $3,200 no later than April 1st of each year with the first payment due on April 1, 2011.

For all the terms and conditions of the Lease Agreement, reference is hereby made to such document annexed hereto as Exhibit 10.4. All statements made herein concerning the foregoing document are qualified by reference to said Exhibit.

Item 9.01 Exhibits.

Exhibit Number                                                      Description

10.4	Lease Agreement dated February 22, 2011, among Companie Minero Cerros Del Sur, S.A., Mayan Gold, Inc. and Mustang Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

By:	/s/ Leonard Sternheim
Name:	Leonard Sternheim
Title:	President and Chief Executive Officer

Date:  March 1, 2011